Exhibit 10.62

                                 LOAN AGREEMENT


                                     BETWEEN


                         CMC HEARTLAND PARTNERS IV, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,
                                  AS BORROWER,


                                       and


             BANK ONE, ILLINOIS, NA, A NATIONAL BANKING ASSOCIATION,
                                    AS LENDER


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                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") is dated as of August ___, 2002 by and between CMC HEARTLAND PARTNERS IV, LLC, a Delaware limited liability company ("Borrower") and BANK ONE, ILLINOIS, NA, a national banking association ("Lender").

     1.  RECITALS.

         1.1 Borrower has requested that the Lender make a loan to Borrower in the principal amount of $4,000,000 to pay for certain soft costs associated with the Property (as defined below). Lender has agreed to make said loan subject to the terms and conditions set forth herein.

         1.2 In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agrees as follows:

     2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         2.1 "Closing Agenda" shall mean the closing agenda attached hereto as Exhibit C.

         2.2 "Closing Date" shall mean the date the Loan is disbursed by Lender.

         2.3 "Contracts" shall mean the service contracts and agreements listed on Exhibit D attached hereto.

         2.4 "Guarantor" shall mean Heartland Partners, L.P., a Delaware limited partnership.

         2.5 "Guaranty" shall mean that certain Guaranty of even date herewith made by the Guarantor to Lender, as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time.

         2.6 "Land" shall mean the property consisting of vacant land located in Fife, Washington, and legally described on Exhibit A attached hereto.

         2.7 "Loan" shall mean the loan from Lender to Borrower in an amount equal to $4,000,000 which is to be disbursed pursuant to this Agreement and which loan shall otherwise be governed by the provisions hereof.

         2.8 "Loan Documents" shall mean (a)this Agreement, (b)the Note, (c)a Deed of Trust, Security Agreement and Fixture Filing of even date herewith made by Borrower encumbering the real estate described in Exhibit A attached hereto, together with all improvements thereon, (d) an Assignment of Rents and Leases of even date herewith made by Borrower, (e) a Holdback Agreement of even date herewith made by the Borrower and Lender, (f) a Guaranty of even date herewith made by the Guarantor, (g) an Environmental Indemnity Agreement of even date herewith made by the Indemnitors named therein, and (h) all of the other documents in favor or for the benefit of Lender which evidence, secure or are otherwise executed in connection with the Loan as each may be amended, restated, supplemented or modified from time to time and in effect.

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         2.9  "Loan Expenses" shall mean the expenses, charges, costs and fees relating to the making, administration, negotiation, documentation or any other aspect of the Loan, including, without limitation, the reasonable attorneys' fees and costs of Lender in connection with the negotiation, documentation and enforcement of the Loan, all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, costs of appraisals, surveys and of other bonds required by the Title Company in connection with clearing title to the Real Property or the issuance of title reports, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

         2.10 "Maturity Date" shall mean May 1, 2003.

         2.11 "Mortgage" shall mean the Deed of Trust, Security Agreement and Fixture Filing of even date herewith encumbering the Real Property to be made by Borrower to Lender to secure the Loan, as the same may be hereafter amended or otherwise modified from time to time.

         2.12 "Note" shall mean the $4,000,000 Note made by Borrower payable to the order of Bank One, Illinois, NA, as the same may be hereafter assigned, amended, restated, supplemented or otherwise modified from time to time.

         2.13 "Obligors" shall mean Borrower and the Guarantor.

         2.14 "Permitted Exceptions" shall mean the exceptions to the title of the Real Property listed on Exhibit B attached hereto.

         2.15 "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

         2.16 "Property" shall mean the Real Property and all other tangible and intangible assets benefiting or otherwise appertaining to the Real Property, including, without limitation, all of the collateral for the Loan described in the Loan Documents.

         2.17 "Real Property" shall mean the Land, all buildings and other structures, all paving, lighting, landscaping, utility lines and equipment and all other site improvements and all other improvements on the Land or hereafter constructed thereon and all easements and appurtenants thereto.

         2.18 "Title Company" shall mean Chicago Title Insurance Company.

         2.19 "Title Policy" shall mean an ALTA Loan Policy of Title Insurance issued by the Title Company in the amount of $4,000,000 insuring that the Mortgage will be a first priority lien upon the fee simple title to the Real Property, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions.

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     3.  THE LOAN and FEES.

         3.1 Loan Amount. Lender agrees to lend to Borrower, and Borrower may borrow from Lender the principal amount of $4,000,000 for the purpose of paying for (and reimbursement of) certain soft costs and site work associated with the Property. The Loan is not a revolving credit facility and, accordingly, any portion of the principal balance that is repaid or prepaid may not be reborrowed.

         3.2 Loan Evidenced by Note. The Loan shall be evidenced by the Note, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement.

         3.3 Calculation of Interest. Interest shall accrue on the unpaid principal balance of the Loan at the rate or rates set forth in the Note.

         3.4 Payments of Interest and Principal. Payments of principal and interest shall be due and payable to Lender pursuant to the terms of the Note.

         3.5 Default Rate. Interest shall accrue on the unpaid principal balance of the Loan at the Default Rate (as such term is defined in the Note).

         3.6  Late Charge. If any payment of interest or principal due under the
         Note is not made within ten days after such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a "late charge" equal to five percent (5.0%) of the amount of that payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge to compensate Lender for the cost of collecting and handling such late payment. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

         3.7 Fees. On the Closing Date, Lender shall have fully earned a non-refundable loan fee in the aggregate amount of $20,000, and on the Closing Date, the unpaid balance of such fee shall be due and payable by Borrower to Lender.

     4. LOAN DOCUMENTS. Prior to the Closing Date, Borrower shall execute and/or deliver to Lender the documents and other items indicated on the Closing Agenda that are required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender the documents and other items indicated on the Closing Agenda that are required to be executed and/or delivered by others, all of which documents and other items shall be satisfactory in form and substance to Lender.

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     5.  CONDITIONS  PRECEDENT TO DISBURSEMENT.  In addition to the other conditions set forth herein or the other Loan Documents, the obligation of Lender to make the disbursement of the Loan under this Agreement shall be conditioned upon and subject to satisfaction of all of the following conditions:

         5.1 All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the Closing Date.

         5.2 Borrower shall have performed in all material respects all of its obligations under all Loan Documents which are required to be performed on or prior to the Closing Date.

         5.3  Borrower shall have good and marketable title to the Property.

         5.4 The Title Company shall be unconditionally prepared to issue the Title Policy insuring the lien of the Mortgage to be superior to all defects in title other than the Permitted Exceptions.

         5.5 CMC Heartland Partners III, LLC, a Delaware limited liability company ("CMC III") shall enter into a cross-collateralization and cross-default agreement with Lender to cross collateralize and cross default CMC III's existing loan with Lender and the Loan hereunder. After CMC III's existing loan with Lender is paid in full, the collateral granted thereunder shall remain as additional collateral for the Loan.

     6. REPRESENTATIONS AND WARRANTIES. To induce Lender to execute this Agreement and to make the Loan, Borrower represents and warrants to Lender as follows:

         6.1 Borrower. Borrower is a duly formed limited liability company under the laws of the State of Delaware, is validly existing and in good standing in the State of Delaware and is validly qualified to do business as a foreign corporation in the State of Washington. The certificate of formation and limited liability company agreement of Borrower, certified copies of which has been furnished to Lender, are in effect, unamended and are the true, correct and complete document relating to Borrower's creation and governance. Borrower and CMC Heartland Partners, a Delaware general partnership ("CMC"), its sole member, have fully complied with all applicable securities and other laws, ordinances and regulations in connection with the formation of Borrower.

         6.2 CMC Heartland Partners. CMC is a duly formed general partnership under the laws of the State of Delaware, is validly existing and in good standing in the State of Delaware and is validly qualified to do business as a foreign corporation in the State of Washington. The partnership agreement of CMC, a certified copy of which has been furnished to Lender, is in effect, unamended and is the true, correct and complete document relating to CMC's creation and governance.

         6.3 HTI Interests, LLC. HTI Interests, LLC ("HTI Interests") is a duly formed limited liability company under the laws of the State of Delaware, is validly existing and in good standing in the State of Delaware and is validly qualified to do business as a foreign corporation in the State of Washington. The certificate of formation and limited liability company agreement of HTI Interests, certified copies of which has been furnished to Lender, are in effect, unamended and are the true, correct and complete document relating to Borrower's creation and governance. HTI Interests has fully complied with all applicable securities and other laws, ordinances and regulations in connection with the formation of HTI Interests.

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         6.4  Guarantor. Guarantor is a duly formed limited partnership under the laws of the State of Delaware, is validly existing and in good standing in the State of Delaware. The certificate of limited partnership and agreement of limited partnership of Guarantor, certified copies of which has been furnished to Lender, are in effect, unamended and are the true, correct and complete document relating to Guarantor's creation and governance.

         6.5 Title. Borrower owns good and marketable fee simple title to the Real Property free and clear of all liens, claims and encumbrances, except the Permitted Exceptions.

         6.6 Validity and Enforceability of Documents. Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and enforceable in accordance with the respective provisions thereof, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity. Execution, delivery and performance of the Loan Documents do not and will not contravene, conflict with, violate or constitute a default under any organizational document or any agreement, indenture or instrument to which any Obligor is a party or is bound or which is binding upon or applicable to the Property or any portion thereof.

         6.7 Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claims or demand pending or, to the best of Borrower's knowledge after due inquiry, threatened affecting any Obligor, or the Property, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of any Obligor, or the priority of the lien of the Mortgage, or any of the other Loan Documents or which would prevent any Obligor from complying with or performing its respective obligations under this Agreement or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists.

         6.8 Solvency. Each Obligor is solvent and able to pay its debts as such debts become due, and has capital sufficient to carry on its present business transactions. The value of each Obligor's property, at a fair valuation, is greater than the sum of its debts. Obligor is not bankrupt or insolvent. No Obligor has made an assignment for the benefit of its creditors. There has been no trustee or receiver appointed for the benefit of any Obligor's creditors and there has been no bankruptcy, reorganization or insolvency proceedings instituted by or against any Obligor. No Obligor will be rendered insolvent by the execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder.

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         6.9  Financial Statements. All financial statements submitted to Lender relating to the Obligors and the Property are true, complete and correct, and have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of the Person to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. No material adverse change has occurred in the financial condition of any Obligor or the Property since the dates of each such financial statements.

         6.10 Compliance with Laws. The use, occupancy and operation of the Property for its intended purposes is not in violation any applicable laws, any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrower nor any agent thereof has received any notice, written or otherwise, alleging any such violation, which violation has not previously been cured. The Property is in full compliance and conformity with all zoning requirements, and will not be a non-conforming or special use. No right to any off-site facilities will be necessary to insure compliance by the Property with all applicable laws.

         6.11 Financing Statements. There are no UCC financing statements in effect other than those to be filed and/or recorded by Lender which name Borrower.

         6.12 Additional Agreements. Except for the Contracts and as otherwise included in the Permitted Exceptions, there are no leases, management, leasing, development or other agreements in existence that affect the Property.

     7. BORROWER'S COVENANTS. In addition to the covenants contained in the other Loan Documents, Borrower hereby covenants to Lender that:

         7.1 Financial Statements; Tax Returns. Within ninety (90) days after the end of each calendar year, Borrower shall furnish to Lender financial statements and the federal and state income tax returns for Borrower, such financial statements to be on Lender's standard form or another form acceptable to Lender, setting forth the information therein required as of December 31 of the immediately preceding calendar year.

         7.2 Distributions. Borrower shall make no distributions to CMC or any of its affiliates of any revenue received by or on behalf of Borrower from the operation or ownership of the Property.

         7.3 Operating and Reserve Accounts. Borrower shall maintain the operating and other accounts, if any, for the Property with Lender.

     8. LOAN EXPENSES. Borrower agrees to pay all of the Loan Expenses within seven days after written demand therefor by Lender. Any Loan Expenses paid by Lender shall bear interest commencing on the date demand for repayment thereof is made by Lender until repaid at the Default Rate.

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     9.  EVENTS  OF  DEFAULT.  The  occurrence of any one or more Events of
     Default under any of the other Loan Documents shall constitute an "Event of Default" hereunder.

     10. REMEDIES. Upon the occurrence of any Event of Default, Lender may avail itself of any remedies conferred upon it at law or in equity or by the terms of any of the Loan Documents, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others.

     11. MISCELLANEOUS.

         11.1 Additional Indebtedness. If any advances or payments made by Lender pursuant to this Agreement or any other Loan Document, together with the disbursement of the Loan, shall exceed the aggregate face amount of the Note, all such advances and payments shall constitute additional indebtedness secured by the Mortgage and all other security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid. Nothing in this Section is intended to grant Borrower the right to borrow proceeds of the Loan in excess of $4,000,000.

         11.2 Additional Acts. Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Loan contemplated by this Agreement.

         11.3 Conflicting Provisions. In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of such other Loan Document shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

         11.4 Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and such Persons may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to Borrower.

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         11.5 Notice. Any notices, communications and waivers under this
         Agreement shall be in writing and shall be (i) delivered in person,
         (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) sent by overnight express courier, or
         (iv) sent by facsimile transmission, addressed in each case as follows:

         To Lender:                  c/o Bank One, Wisconsin
                                     111 East Wisconsin Avenue
                                     Milwaukee, Wisconsin 53202
                                     Attn: Donald J. Pafford
                                     Facsimile No. (414) 765-3207

         With copy to:               Schwartz Cooper Greenberger & Krauss, Chtd.
                                     180 North LaSalle Street, Suite 2700
                                     Chicago, Illinois  60601
                                     Attn:  Gary P. Segal, Esq.
                                     Facsimile No. (312) 782-8416

         To Borrower:                CMC Heartland Partners IV, LLC
                                     330 N Jefferson Street, Suite 305
                                     Chicago, Illinois 60661
                                     Facsimile No. (312) 575-0605

         or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery,
         (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received, or (iv) if sent by facsimile transmission, then on the date of delivery if delivered prior to 4:30 p.m. Chicago time or the next business day if delivered after 4:30 p.m. Chicago time.

         11.6 Benefit; Assignment. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void. Lender shall have the right at any time to sell, assign or transfer portions of its right, title and/or interest in and to this Agreement and the other Loan Documents (including the sale of participation interests therein), without the consent or approval of Borrower, and Borrower agrees to cooperate and to cause the Guarantors to cooperate in all respects with Lender in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Lender or such transferee provided that such documents and instruments do not materially adversely affect any of Borrower's or Guarantors' duties or obligations under the Loan Documents.

         11.7 Governing Law. Except with respect to the creation, perfection, priority and enforcement of the liens and security interests created by certain of the Loan Documents, which shall be construed in accordance with and governed by the laws of the State of Washington, the validity and interpretation of this Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Illinois.

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         11.8 Indemnity. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including court costs and reasonable attorneys' fees) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the offer for sale or sale of any interest in Borrower, the acquisition or sale or offer for sale of all or any portion of the Property and/or the ownership, use, operation or maintenance of the Property, including, without limitation, any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loan or the acquisition of the Property.

         11.9 Headings. The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

         11.10 No Partnership or Joint Venture. Lender, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower, any Guarantor or any of their respective associates or affiliates and all inspections of the Property herein provided for are for the sole benefit of Lender.

         11.11 Time is of the Essence. Time is of the essence of the payment of all amounts due Lender under the Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

         11.12 Invalid Provisions. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

         11.13 Setoff. Borrower agrees that Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, Borrower agrees that at any time any Event of Default exists, Lender may apply to the payment of any obligations of Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Lender.

         11.14 Acts by Lender. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, any such Person will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

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         11.15  Binding Provisions. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns.

         11.16 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

         11.17 No Third Party Beneficiary. This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

         11.18 Publicity. Lender reserves the right to publicize the making of the Loan in any manner it deems appropriate, including, without limitation, advertisements in trade journals and newspapers.

         11.19 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

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         11.20 WAIVER OF RIGHT TO JURY TRIAL. BORROWER AND LENDER HEREBY
         VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LENDER:                             BORROWER:

BANK ONE, ILLINOIS, NA,             CMC HEARTLAND PARTNERS IV, LLC,
a national banking association      a Delaware limitedliability company

By:      _______________________    By: CMC Heartland Partners, a Delaware
Title:   _______________________        general partnership, the sole member of
                                        Borrower

                                        By: HTI Interests, LLC, a Delaware
                                            limited liability company as its
                                            managing partner

                                            By: _____________________________
                                            Title: __________________________
                                            Attest: _________________________
                                            Title: __________________________

                              Schedule of Exhibits


                           A  -    Legal Description of Land

                           B  -    Permitted Exceptions

                           C  -    Closing Agenda

                           D  -    List of Contracts

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                              Permitted Exceptions

1. Non-delinquent general real estate taxes for the calendar year 2001 and subsequent years.

2. Exceptions _____________________ contained in Part I of Schedule B of Chicago Title Insurance Company Pro Forma Policy No. __________ prepared
    ______________.

                                    EXHIBIT C

                                 Closing Agenda

                                    EXHIBIT D

                                List of Contracts